SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)          July 20, 1998
                                                 -------------------------------

                              Travelers Group Inc.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

       Delaware                     1-9924                  52-1568099
    ---------------              ------------           -------------------
    (State or other              (Commission              (IRS Employer
    jurisdiction of              File Number)           Identification No.)
    incorporation)

             388 Greenwich Street, New York, New York        10013
--------------------------------------------------------------------------------
              (Address of principal executive offices)     (Zip Code)

                                 (212) 816-8000
--------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)

Item 5. Other Events.

      Travelers Group Inc. (the Company) reported a 5% increase in operating earnings for the second quarter ended June 30, 1998 to $921.6 million, or $0.80 per share (basic) and $0.77 (diluted). This is up from $877.6 million, or $0.76 per share (basic) and $0.72 (diluted), in the comparable 1997 quarter. Revenues were $10.1 billion, a 10% rise from $9.2 billion in 1997.

      Net income for the quarter reached $1.141 billion, or $0.99 per share (basic) and $0.95 (diluted), up from $883.3 million, or $0.77 per share (basic) and $0.73 (diluted), in the 1997 period. The current quarter includes net investment portfolio gains of $27.8 million and a credit of $191.2 million representing a reduction in the restructuring reserve of $496 million recorded in the fourth quarter of 1997 in connection with the Salomon Inc merger. The reserve reduction resulted from an agreement for the disposition of excess leased space on terms more favorable than had originally been estimated. The 1997 net income figure included net investment portfolio gains of $5.7 million.

      Basic earnings per share are based on 1.118 billion weighted average common shares outstanding in the current quarter and 1.101 billion in the 1997 period. Diluted earnings per share are based on 1.172 billion adjusted weighted average shares in the 1998 quarter versus 1.178 billion.

      Six Months Results

      For the six months ended June 30, 1998, operating earnings were $1.929 billion, up 15% from $1.684 billion in the 1997 period. Operating earnings per share of $1.67 (basic) and $1.61 (diluted) were up from $1.46 (basic) and $1.38 (diluted) last year. Revenues jumped 14% to $20.5 billion.

      Net income for the 1998 period of $2.234 billion, or $1.94 per share (basic) and $1.87 (diluted), includes net investment portfolio gains of $114.3 million and the previously discussed reserve adjustment. The 1997 six months net income of $1.698 billion, or $1.47 per share (basic) and $1.40 (diluted), included portfolio gains of $14.6 million.

      Citicorp Merger

      As previously announced on April 5, 1998, the Company and Citicorp have agreed to a merger, subject to customary conditions including approvals of regulators and stockholders. Information about Citicorp is included in its periodic reports and other materials filed with the Securities and Exchange Commission. On July 21, 1998, Citicorp reported net income for the second quarter of 1998 of $1.097 billion, or $2.37 per share (basic) and $2.30 per share (diluted) and net income for the first six months of 1998 of $2.162 billion, or $4.65 per share (basic) and $4.53 per share (diluted). Revenues adjusted for the effect of credit card securitization activity were $6.792 billion for the second quarter of 1998 and $12.857 billion for the first six months of 1998.

                               INVESTMENT SERVICES

SALOMON SMITH BARNEY OPERATING EARNINGS:
            $410.1 MILLION, DOWN FROM $452.7 MILLION IN 1997 PERIOD

      Salomon Smith Barney's net revenues were relatively even versus the comparable 1997 quarter at $2.7 billion. Return on equity from operating earnings was 18.2%, and the pretax profit margin was 23.5%, both down from last year's period.

      Commission revenues rose 14% to $783.7 million as a result of increases in OTC and listed securities volume and higher mutual fund activity. Average annualized retail gross production per Financial Consultant reached $441,000, up 23% from last year's quarter, though down slightly from the previous quarter. Total client assets reached $724.3 billion, increasing 22% from the 1997 period. Total assets under fee-based management increased to $253.2 billion, up 25%, which includes those assets discussed in the next section of this report as well as assets in accounts managed by the Consulting Group. The latter rose almost 31% to $69.3 billion, and assets in FC managed accounts reached $14.3 billion, up 46%. Revenues from asset management and administration fees rose to $553.8 million, a 39% increase.

      Investment banking revenues rose 35% to $639.9 million, reflecting increases in all debt and equity underwriting categories including equities, high yield, public finance, high grade and unit trusts, as well as higher merger and acquisition advisory fees.

      Revenues from principal transactions declined sharply to $315.3 million, down $394 million from last year's second quarter and $464 million from the previous quarter. The drop was a result of losses principally in the U.S. fixed income arbitrage business and from commodities trading conducted by Phibro Inc. In early July, the decision was made to restructure and significantly reduce the risk profile of the U.S. arbitrage group's activities because of the lessening profit opportunities and the growing risk and volatility of the markets. Net interest revenues also declined slightly to $400.6 million.

      Based on operating earnings, total expenses increased 5% quarter-over-quarter to $2.1 billion, principally as a result of higher compensation and other production-related expenses. The ratio of compensation and benefits to net revenues was 56.3%, up from 54.9% in the previous quarter.

SALOMON SMITH BARNEY ASSET MANAGEMENT OPERATING EARNINGS: $62.5 MILLION,
                  UP 29% FROM $48.6 MILLION IN 1997 PERIOD
                  (Although included in Salomon Smith Barney's overall results, this division is being focused upon as a separate corporate business line.)

      The division's excellent earnings reflect growth in assets under management, continued strength in retail and institutional managed accounts, and higher mutual fund sales.

      Assets under management reached almost $170 billion, 30% in money market funds, 34% in mutual funds and 36% in accounts managed for high net worth individuals, pension funds, corporations and other institutions. Investment advisory, administration and distribution fees rose 24% to $214.1 million in the quarter, reflecting a 21% increase in assets under management since the comparable period last year. The unit recorded a pre-tax profit margin of 45.6% versus 41.5% in last year's period.

      In the mutual fund sector, dollar inflows increased and performance continued to show improvement. In addition, during the first half of the year, sales of proprietary mutual funds rose 48%, and they accounted for an increasing percentage - 28% versus 25% in the 1997 period - of Salomon Smith Barney's total mutual fund sales.

      New products successfully introduced recently include the closed-end Salomon Brothers High Income Fund II which raised $985 million. In addition, it is expected that the recently announced acquisition of the asset management business of J.P. Morgan Australia, with $4.8 billion (U.S.) under management, will close early in the third quarter.

                                CONSUMER FINANCE

CONSUMER FINANCE OPERATING EARNINGS:
            $69.2 MILLION, UP 28% FROM $54.1 MILLION IN 1997 PERIOD

      This segment's performance reflects continued strong internal receivables growth in all major products, an improved charge-off rate and the integration of Security Pacific Financial Services into the Commercial Credit branch system since July 1997.

      Net receivables owned reached a record $12.1 billion, up 34% from the prior year period and up $1.03 billion or 9% since the beginning of 1998. This excludes $255.1 million in credit card receivables securitized on March 6, 1998. Much of the receivables growth was in real estate-secured loans, reflecting the strength of this product among Primerica Financial Services (PFS) representatives as well as strong sales in the branch network. On a managed basis, including securitized assets, receivables totaled $12.3 billion, an increase of $1.1 billion since December 31, 1997.

      The average yield on owned receivables, at 14.15% in the quarter, was down from 14.42% in the 1997 period, reflecting the shift in the portfolio mix toward lower-risk real estate loans, which have lower margins. At quarter-end, the owned portfolio consisted of 47% real estate-secured loans, 34% personal loans, 12% credit cards and 7% sales finance and other.

      The charge-off rate on owned receivables continued to improve to 2.66%, down from 2.82% in the 1997 period and from 2.75% in the previous quarter. Delinquencies over 60 days on owned receivables were 2.23% of receivables, up from 2.14% at the end of 1997's second quarter, which did not include Security Pacific, and down from 2.33% at the end of the previous quarter.

                                 LIFE INSURANCE

PRIMERICA FINANCIAL SERVICES OPERATING EARNINGS:
            $103.6 MILLION, UP 26% FROM $82.1 MILLION IN 1997 PERIOD

      The quarter's record performance reflects PFS's continued success at cross-marketing a broad range of products, growth in life insurance in force, favorable mortality experience and disciplined expense management.

      Life insurance in force reached a record $377.5 billion, up 3% from the prior year quarter, reflecting good policy persistency and stable sales growth. New term life insurance sales were $15.8 billion in face value, up from $14.1 billion in the 1997 period. Although the number of policies issued declined quarter-over-quarter, the average face amount per policy issued continued to rise, reaching $224,975.

      Cross-marketing ventures continued to be a strong contributor to the company's earnings, with distribution of non-life insurance products accounting for $23.0 million, or 22%, of PFS's operating earnings. This represents an increase of more than 70% from the prior year period.

      Sales of mutual funds by PFS's 29,000 registered representatives grew more than 24% to $833.2 million (at net asset value), despite some softness in the Canadian mutual fund market. Salomon Smith Barney funds accounted for over 56% of PFS's U.S. sales and approximately 48% of total sales.

      Cash advanced on $.M.A.R.T. loan(R) and $.A.F.E.(R) loan products underwritten by Commercial Credit was up almost 25% from the prior year period to $421.2 million. Sales of the TRAVELERS SECURE line of property casualty insurance products continued to grow, with premiums up 267% to almost $55.8 million and the number of policies sold in the quarter rising over 80% to almost 40,000. Since the beginning of 1998, the number of agents licensed to sell auto and homeowners insurance increased almost 30% to over 11,100 people. Variable annuity sales more than doubled versus the prior year quarter, reaching $175.2 million in net written premiums and deposits.

      One of the critical components in PFS's success at cross-marketing, the Financial Needs Analysis, continues to help Personal Financial Analysts define and address client needs. Since the beginning of the year, they have submitted more than 271,000 FNAs.

TRAVELERS LIFE & ANNUITY OPERATING EARNINGS:
            $130.1 MILLION, UP 24% FROM $104.9 MILLION IN 1997 PERIOD

      These record earnings were largely attributed to double-digit growth in business volume across all product lines and strong investment income. The substantial increase in investment income for the quarter resulted primarily from participation in partnership investment interests.

      In deferred annuities, significant sales through Salomon Smith Barney Financial Consultants and The Copeland Companies, combined with favorable market returns from variable annuities, drove account balances to $18.2 billion at June 30, 1998, up 23% from a year ago. Premium deposits for the quarter were up 23% to $774.3 million, more than three-quarters of which was generated by cross-marketing through Salomon Smith Barney Financial Consultants and The Copeland Companies. Premium deposits through the former rose 18% to $269 million, while premium deposits through Copeland increased 21% to $315 million, reflecting growth in its core business and continued success with the Salomon Smith Barney joint venture in the small company segment of the 401(k) market. New annuity products have also been introduced to the Primerica Financial Services distribution network, and a pilot program has been launched through the Citibank branch network.

      Payout and group annuity account balances and benefit reserves reached $12.7 billion at June 30, 1998, up 10% from quarter-end 1997. The revitalization of this business is reflected in the 63% increase in net written premiums and deposits (excluding the Company's employee pension plan deposits) to $1.0 billion, up from $632.0 million in the 1997 period.

      For individual life insurance, net premiums and deposits were $82.7 million, up 22%. Single deposits rose nearly 50% to $20.5 million, and new periodic premium sales increased 83%. Over 30% of new periodic premium and single deposits in the quarter were sold through Salomon Smith Barney. Life insurance in force was $53.2 billion at June 30, 1998, up 5% from a year ago.

      Earned premiums for the growing long term care insurance product line increased 25% to $48.7 million. New sales through Salomon Smith Barney and other Travelers Group companies accounted for 25% of the quarter's sales.

                           PROPERTY CASUALTY INSURANCE
       (Travelers Property Casualty Corp. is 83.3% owned by the Company.)

                TRAVELERS PROPERTY CASUALTY OPERATING EARNINGS:
            $306.3 MILLION, BEFORE MINORITY INTEREST

TRAVELERS GROUP'S SHARE:
            $255.1 MILLION, UP 11% FROM $230.3 MILLION IN 1997 PERIOD

      Travelers Property Casualty Corp.'s results for the quarter were solid, despite higher catastrophe losses, reflecting strong net investment income, expense control and growth in Personal Lines. Operating earnings include financing and other corporate costs of $29.3 million and were further reduced by minority interest of $51.2 million.

COMMERCIAL LINES OPERATING EARNINGS (before minority interest):
            $227.9 MILLION, UP 9% FROM $209.3 MILLION IN 1997 PERIOD

      Performance improvement in this segment reflects strong net investment income and continued expense savings. Catastrophe losses were $10.4 million in the quarter, after taxes and reinsurance, compared to insignificant losses in the prior year period.

      The statutory combined ratio for the quarter was 109.8% compared to 109.7% in the 1997 period. Total net written premiums were down slightly to $1.121 billion versus $1.141 billion, reflecting management's continued disciplined approach to underwriting in a difficult pricing environment.

PERSONAL LINES OPERATING EARNINGS (before minority interest):
            $107.7 MILLION, UP 6% FROM $101.3 MILLION IN 1997 PERIOD

      Strong operating results were driven by increased production, higher net investment income and continued favorable prior-year reserve development. These factors were partially offset by catastrophe losses, after taxes and reinsurance, of $13.1 million, which compares to $4.5 million in the 1997 quarter.

      Personal Lines achieved growth from all distribution channels. Total net written premiums grew 17% over the prior year to $873.9 million, up from $744.9 million, despite an increasingly competitive rate environment for auto insurance.

      The statutory combined ratio for the quarter was 92.9% compared to 92.8% in the 1997 period.

CORPORATE AND OTHER

OPERATING EXPENSE: ($46.5 MILLION) VERSUS ($46.5 MILLION) IN 1997 PERIOD

      Operating expenses, consisting of net treasury and corporate staff expenses, for the quarter were flat with the prior year period.

INVESTMENT PORTFOLIO

      The Company's $64 billion investment portfolio consists primarily of fixed income investments with average quality ratings of A+/A1. The effective duration of the fixed income portfolio, including short-term fixed income investments, is
5.0 years.

                               -------------------

      The Company, which as of June 30, 1998 had assets of approximately $420 billion, is a diversified, integrated financial services company engaged in investment services, asset management, consumer finance and life and property casualty insurance services. Book value per share at quarter-end was $18.23 -- which includes unrealized gains in the investment portfolio of $1.274 billion. Excluding the mark-to-market requirement for the investment portfolio, the book value for the period would have been $17.12 per share.

Forward Looking Statements

      Certain of the statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. The Company's actual results may differ materially from those included in the forward-looking statements. Forward-looking statements are typically identified by the words "believe," "expect," "anticipate," "intend," "estimate," and similar expressions. These forward-looking statements involve risks and uncertainties including, but not limited to, the following: changes in general economic conditions, including changes in the interest rate environment and the level of personal bankruptcies; customer responsiveness to both new products and distribution channels; the ability of the Company to consummate certain acquisitions on the planned timetable; and the possibility that the Company will be unable to achieve anticipated levels of operational efficiencies related to recently acquired companies, as well as achieving its other cost-savings initiatives.

                      TRAVELERS GROUP - SUMMARY OF EARNINGS
               (In millions of dollars, except per share amounts)

                                             For the quarter ended     For the six months ended
                                                    June 30,                   June 30,
                                            ------------------------    ------------------------
                                               1998          1997          1998          1997
                                            ----------    ----------    ----------    ----------
Revenues                                    $ 10,096.0    $  9,183.6    $ 20,463.6    $ 17,883.5
                                            ==========    ==========    ==========    ==========
Income after tax and minority interest:

Operating earnings                          $    921.6    $    877.6    $  1,928.5    $  1,683.8

Portfolio gains                                   27.8           5.7         114.3          14.6

Non-operating item (restructuring credit)        191.2            --         191.2            --
                                            ----------    ----------    ----------    ----------
Net income                                  $  1,140.6    $    883.3    $  2,234.0    $  1,698.4
                                            ==========    ==========    ==========    ==========
Basic earnings per share:

Operating earnings                          $     0.80    $     0.76    $     1.67    $     1.46

Portfolio gains                                   0.02          0.01          0.10          0.01

Non-operating item (restructuring credit)         0.17            --          0.17            --
                                            ----------    ----------    ----------    ----------
Net income                                  $     0.99    $     0.77    $     1.94    $     1.47
                                            ==========    ==========    ==========    ==========
Weighted average common shares
   outstanding, applicable to Basic EPS        1,117.7       1,101.1       1,116.8       1,102.5
                                            ==========    ==========    ==========    ==========
Diluted earnings per share:

Operating earnings                          $     0.77    $     0.72    $     1.61    $     1.38

Portfolio gains                                   0.02          0.01          0.10          0.02

Non-operating item (restructuring credit)         0.16            --          0.16            --

                                            ----------    ----------    ----------    ----------
Net income                                  $     0.95    $     0.73    $     1.87    $     1.40
                                            ==========    ==========    ==========    ==========
Adjusted weighted average common shares
   outstanding, applicable to Diluted EPS      1,172.1       1,178.0       1,170.5       1,179.6
                                            ==========    ==========    ==========    ==========
Common shares issued and
   outstanding at period end                   1,150.6       1,141.4       1,150.6       1,141.4
                                            ==========    ==========    ==========    ==========

Preferred dividends - Basic                 $    (31.1)   $    (35.9)   $    (62.2)   $    (71.7)
                                            ==========    ==========    ==========    ==========

Preferred dividends - Diluted               $    (24.7)   $    (26.1)   $    (49.5)   $    (52.2)
                                            ==========    ==========    ==========    ==========

             TRAVELERS GROUP - SEGMENT REVENUES & OPERATING EARNINGS
                            (In millions of dollars)

                                           For the quarter ended    For the six months ended
                                                 June 30,                   June 30,
                                           ----------------------   -------------------------
                                              1998         1997        1998          1997
                                           ---------    ---------   ----------    -----------
REVENUES

Investment Services
Investment banking and brokerage           $ 5,582.7    $ 5,115.6    $11,414.5    $ 9,806.9
Asset management                               226.8        193.6        451.7        379.7
                                           ---------    ---------    ---------    ---------
   Total Investment Services                 5,809.5      5,309.2     11,866.2     10,186.6
                                           ---------    ---------    ---------    ---------

Consumer Finance Services                      514.2        379.6        999.2        756.7
                                           ---------    ---------    ---------    ---------

Life Insurance Services
Travelers Life and Annuity                     799.6        665.7      1,571.5      1,283.6
Primerica Financial Services                   421.0        375.4        822.4        750.6
                                           ---------    ---------    ---------    ---------
   Total Life Insurance Services             1,220.6      1,041.1      2,393.9      2,034.2
                                           ---------    ---------    ---------    ---------

Property and Casualty Insurance Services
Commercial Lines                             1,619.9      1,612.3      3,316.6      3,236.4
Personal Lines                                 910.2        814.9      1,803.2      1,619.9
Other                                            2.1          3.7          6.6          5.9
                                           ---------    ---------    ---------    ---------
   Total P&C Insurance Services              2,532.2      2,430.9      5,126.4      4,862.2
                                           ---------    ---------    ---------    ---------

Corporate and Other                             19.5         22.8         77.9         43.8
                                           ---------    ---------    ---------    ---------

   Total revenues                          $10,096.0    $ 9,183.6    $20,463.6    $17,883.5
                                           =========    =========    =========    =========

OPERATING EARNINGS

Investment Services
Investment banking and brokerage           $   347.6    $   404.1    $   790.1    $   771.6
Asset management                                62.5         48.6        122.8         93.0
                                           ---------    ---------    ---------    ---------
   Total Investment Services                   410.1        452.7        912.9        864.6
                                           ---------    ---------    ---------    ---------

Consumer Finance Services                       69.2         54.1        128.6        101.4
                                           ---------    ---------    ---------    ---------

Life Insurance Services
Travelers Life and Annuity                     130.1        104.9        248.2        206.0
Primerica Financial Services                   103.6         82.1        198.2        160.2
                                           ---------    ---------    ---------    ---------
   Total Life Insurance Services               233.7        187.0        446.4        366.2
                                           ---------    ---------    ---------    ---------

Property and Casualty Insurance Services
Commercial Lines                               227.9        209.3        452.5        402.8
Personal Lines                                 107.7        101.3        215.7        208.8
                                           ---------    ---------    ---------    ---------
                                               335.6        310.6        668.2        611.6
Financing costs and other                      (29.3)       (30.2)       (58.0)       (63.3)
Minority interest                              (51.2)       (50.1)      (102.0)       (98.4)
                                           ---------    ---------    ---------    ---------
   Total P&C Insurance Services                255.1        230.3        508.2        449.9
                                           ---------    ---------    ---------    ---------

   Total business income                       968.1        924.1      1,996.1      1,782.1
                                           ---------    ---------    ---------    ---------

Corporate and Other                            (46.5)       (46.5)       (67.6)       (98.3)
                                           ---------    ---------    ---------    ---------

   Total operating earnings                $   921.6    $   877.6    $ 1,928.5    $ 1,683.8
                                           =========    =========    =========    =========

                          INVESTMENT SERVICES -- Page 1
                            (In millions of dollars)

                                                      As of, or for the quarter        As of, or for the six months
                                                             ended June 30,                   ended June 30,
                                                     ----------------------------      ----------------------------
                                                         1998             1997             1998             1997
                                                     -----------      -----------      -----------      -----------
SALOMON SMITH BARNEY

Revenues:
  Commissions                                        $     783.7      $     685.6      $   1,578.9      $   1,401.9
  Asset management and administration fees                 553.8            398.6          1,051.4            787.7
  Investment banking                                       639.9            475.3          1,268.0            959.1
  Principal transactions                                   315.3            709.2          1,094.8          1,471.5
  Other income                                              48.7             32.9             87.4             68.0
                                                     -----------      -----------      -----------      -----------
    Total noninterest revenues                           2,341.4          2,301.6          5,080.5          4,688.2
                                                     -----------      -----------      -----------      -----------
  Interest and dividends                                 3,468.1          3,007.6          6,785.7          5,498.4
  Interest expense                                       3,067.5          2,578.0          5,989.8          4,746.9
                                                     -----------      -----------      -----------      -----------
    Net interest and dividends                             400.6            429.6            795.9            751.5
                                                     -----------      -----------      -----------      -----------
         Total revenues net of interest expense          2,742.0          2,731.2          5,876.4          5,439.7
                                                     -----------      -----------      -----------      -----------
Noninterest expenses:
  Compensation and benefits                              1,543.7          1,441.9          3,265.6          2,921.1
  Communications                                           115.8            124.2            232.7            245.1
  Occupancy and equipment                                  105.3            109.4            210.3            215.8
  Floor brokerage and other production                     105.7             86.7            215.3            172.5
  Advertising and market development                        68.3             69.0            138.0            131.5
  Professional services                                     45.9             47.5             96.8             88.3
  Other operating and administrative expenses              111.7            111.6            261.2            244.0
                                                     -----------      -----------      -----------      -----------
    Total noninterest expenses                           2,096.4          1,990.3          4,419.9          4,018.3
                                                     -----------      -----------      -----------      -----------
Operating income before income taxes                       645.6            740.9          1,456.5          1,421.4
Provision for income taxes                                 235.5            288.2            543.6            556.8
                                                     -----------      -----------      -----------      -----------
Operating earnings                                         410.1            452.7            912.9            864.6
Restructuring credit, net of tax                           191.2               --            191.2               --
                                                     -----------      -----------      -----------      -----------
Net income                                           $     601.3      $     452.7      $   1,104.1      $     864.6
                                                     ===========      ===========      ===========      ===========
Total equity  (in billions)                          $       9.3      $       8.1      $       9.3      $       8.1
Return on equity (1)                                        18.2%            23.2%            20.6%            22.5%
Pre-tax profit margin (1)                                   23.5%            27.1%            24.8%            26.1%
Non-compensation expenses as a
  percent of net revenue (1)                                20.2%            20.1%            19.6%            20.2%

Client Assets
Assets under fee-based management (in billions):
Money market funds                                   $      51.1      $      44.3      $      51.1      $      44.3
Mutual funds                                                57.6             43.8             57.6             43.8
Managed accounts                                            60.9             52.2             60.9             52.2
                                                     -----------      -----------      -----------      -----------
    Salomon Smith Barney Asset Management                  169.6            140.3            169.6            140.3
Financial Consultant managed accounts                       14.3              9.8             14.3              9.8
                                                     -----------      -----------      -----------      -----------
    Total internally managed assets                        183.9            150.1            183.9            150.1
Consulting Group externally managed assets                  69.3             53.1             69.3             53.1
                                                     -----------      -----------      -----------      -----------
    Total assets under fee-based management          $     253.2      $     203.2      $     253.2      $     203.2
                                                     ===========      ===========      ===========      ===========
Private Client
Registered Financial Consultants                          10,494           10,359           10,494           10,359
Annualized retail gross production per FC (000)      $       441      $       359      $       446      $       375
Domestic retail offices                                      439              438              439              438

(1) On operating earnings before restructuring credit.

                          INVESTMENT SERVICES -- Page 2
                            (In millions of dollars)

                                                      As of, or for the quarter        As of, or for the six months
                                                             ended June 30,                   ended June 30,
                                                     ----------------------------      ----------------------------
                                                         1998             1997             1998             1997
                                                     -----------      -----------      -----------      -----------
SALOMON SMITH BARNEY
ASSET MANAGEMENT DIVISION (SSBAM)

Revenues:
    Investment advisory, admin. & distribution fees  $     214.1      $     172.7      $     415.8      $     340.7
    Unit Investment Trust revenues - net                     7.6              6.8             20.2             15.5
    Other revenues                                           5.1             14.1             15.7             23.5
                                                     -----------      -----------      -----------      -----------
        Total revenues                                     226.8            193.6            451.7            379.7
                                                     -----------      -----------      -----------      -----------
Expenses:
    Employee compensation and benefits                      44.0             34.8             85.9             70.2
    Deferred commission amortization                        31.5             31.1             66.3             63.9
    Other expenses                                          47.8             47.3             96.2             91.7
                                                     -----------      -----------      -----------      -----------
        Total expenses                                     123.3            113.2            248.4            225.8
                                                     -----------      -----------      -----------      -----------
Operating income before income taxes                       103.5             80.4            203.3            153.9
Provision for income taxes                                  41.0             31.8             80.5             60.9
                                                     -----------      -----------      -----------      -----------
Operating earnings                                   $      62.5      $      48.6      $     122.8      $      93.0
                                                     ===========      ===========      ===========      ===========

Pre-tax profit margin                                       45.6%            41.5%            45.0%            40.5%

SSBAM Assets under management (in billions):
Money market funds                                   $      51.1      $      44.3      $      51.1      $      44.3
                                                     -----------      -----------      -----------      -----------
Mutual funds:
    Equity                                                  30.3             20.6             30.3             20.6
    Taxable Fixed                                           14.7             12.1             14.7             12.1
    Tax Exempt Fixed                                         9.3              8.3              9.3              8.3
    Annuities                                                3.3              2.8              3.3              2.8
                                                     -----------      -----------      -----------      -----------
        Total mutual fund sales                             57.6             43.8             57.6             43.8
                                                     -----------      -----------      -----------      -----------
Managed accounts
    Private client (1)                                      17.9                              17.9
    Institutional (1)                                       43.0                              43.0
                                                     -----------      -----------      -----------      -----------
        Total managed accounts                              60.9             52.2             60.9             52.2
                                                     -----------      -----------      -----------      -----------

    Salomon Smith Barney Asset Management            $     169.6      $     140.3      $     169.6      $     140.3
                                                     ===========      ===========      ===========      ===========

Unit Investment Trusts held in client accounts       $      12.9      $       9.3      $      12.9      $       9.3
Number of Morningstar 4- and 5- star funds                    23               17               23               17

Consolidated Travelers Group
Assets Under Management (in billions)
Salomon Smith Barney Asset Management                $     169.6      $     140.3      $     169.6      $     140.3
Financial consultant managed accounts                       14.3              9.8             14.3              9.8
Travelers Life and Annuity (2)                              24.3             22.2             24.3             22.2
                                                     -----------      -----------      -----------      -----------
    Total assets managed for third parties           $     208.2      $     172.3      $     208.2      $     172.3
                                                     ===========      ===========      ===========      ===========

(1) Prior to 1998, data not available.

(2) Part of the Life Insurance Services Segment.

                            CONSUMER FINANCE SERVICES
                            (In millions of dollars)

                                                      As of, or for the quarter        As of, or for the six months
                                                             ended June 30,                   ended June 30,
                                                     ----------------------------      ----------------------------
                                                         1998             1997             1998             1997
                                                     -----------      -----------      -----------      -----------
REVENUES                                             $     514.2      $     379.6      $     999.2      $     756.7

OPERATING EARNINGS                                   $      69.2      $      54.1      $     128.6      $     101.4

Owned basis:
Net receivables:
  Real estate-secured loans (1)                      $   5,674.5      $   3,992.4      $   5,674.5      $   3,992.4
  Personal loans (2)                                     4,099.1          3,328.0          4,099.1          3,328.0
  Credit cards - owned                                   1,407.6          1,166.3          1,407.6          1,166.3
  Sales finance and other                                  902.3            554.7            902.3            554.7
                                                     -----------      -----------      -----------      -----------
       Consumer finance receivables,
        net of unearned finance charges                 12,083.5          9,041.4         12,083.5          9,041.4
  Accrued interest receivable                               87.2             56.0             87.2             56.0
  Allowance for credit losses                             (347.1)          (263.4)          (347.1)          (263.4)
                                                     -----------      -----------      -----------      -----------
       Consumer finance receivables, net             $  11,823.6      $   8,834.0      $  11,823.6      $   8,834.0
                                                     ===========      ===========      ===========      ===========
Number of offices                                          1,007              855            1,007              855

Number of credit card accounts                         1,155,600          923,700        1,155,600          923,700

Average yield                                              14.15%           14.42%           14.17%           14.53%
Average net interest margin                                 7.80%            7.93%            7.79%            8.04%
Charge-off rate                                             2.66%            2.82%            2.71%            2.88%
60+ days past due as a % of receivables                     2.23%            2.14%            2.23%            2.14%
Reserves as a % of net receivables                          2.87%            2.91%            2.87%            2.91%

Managed basis:
Consumer finance receivables, net of unearned
     finance charges                                 $  12,083.5      $   9,041.4      $  12,083.5      $   9,041.4
Credit card receivables securitized or held
     for sale (3)                                          254.6               --            254.6               --
                                                     -----------      -----------      -----------      -----------
    Managed receivables                              $  12,338.1      $   9,041.4      $  12,338.1      $   9,041.4
                                                     ===========      ===========      ===========      ===========

Managed credit card receivables                      $   1,662.2      $   1,166.3      $   1,662.2      $   1,166.3

Average yield                                              14.09%           14.42%           14.10%           14.53%
Average net interest margin                                 7.75%            7.93%            7.73%            8.04%
Charge-off rate                                             2.67%            2.82%            2.71%            2.88%
60+ days past due as % of receivables                       2.21%            2.14%            2.21%            2.14%

(1) Includes fully secured $.M.A.R.T. receivables
     as follows:                                     $   2,272.8      $   1,510.8      $   2,272.8      $   1,510.8

(2) Includes $.A.F.E. and partially secured
     $.M.A.R.T. receivables, as follows:             $     358.9      $     389.8      $     358.9      $     389.8

(3) On March 6, 1998, the company securitized $255.1 million of credit card receivables.

Note: Financial data for Security Pacific Financial Services is included from the date of acquisition (July 31, 1997).

                        LIFE INSURANCE SERVICES -- Page 1
                            (In millions of dollars)

                                                      As of, or for the quarter        As of, or for the six months
                                                             ended June 30,                   ended June 30,
                                                     ----------------------------      ----------------------------
                                                         1998             1997             1998             1997
                                                     -----------      -----------      -----------      -----------
REVENUES                                             $   1,220.6      $   1,041.1      $   2,393.9      $   2,034.2

OPERATING EARNINGS
  Travelers Life and Annuity                         $     130.1      $     104.9      $     248.2      $     206.0
  Primerica Financial Services                             103.6             82.1            198.2            160.2
                                                     -----------      -----------      -----------      -----------
    Total                                            $     233.7      $     187.0      $     446.4      $     366.2
                                                     ===========      ===========      ===========      ===========

                        LIFE INSURANCE SERVICES -- Page 2
                            (In millions of dollars)

                                                      As of, or for the quarter        As of, or for the six months
                                                             ended June 30,                   ended June 30,
                                                     ----------------------------      ----------------------------
                                                         1998             1997             1998             1997
                                                     -----------      -----------      -----------      -----------
TRAVELERS LIFE AND ANNUITY

REVENUES                                             $     799.6      $     665.7      $   1,571.5      $   1,283.6

OPERATING EARNINGS                                   $     130.1      $     104.9      $     248.2      $     206.0

Pre-tax contribution by source:
Deferred and payout annuities                        $      93.8      $      73.9      $     181.4      $     149.7
Group annuities                                             28.3             26.6             59.8             49.3
Life and long term care insurance                           39.3             36.1             77.2             71.1
Other (includes run-off and return on excess
  capital)                                                  37.6             23.8             61.7             43.5
                                                     -----------      -----------      -----------      -----------
        Total                                        $     199.0      $     160.4      $     380.1      $     313.6
                                                     ===========      ===========      ===========      ===========
Deferred annuities:
Number of annuities in force (000):
    Fixed                                                  398.2            415.9            398.2            415.9
    Variable                                               439.0            308.7            439.0            308.7
                                                     -----------      -----------      -----------      -----------
       Total                                               837.2            724.6            837.2            724.6
                                                     ===========      ===========      ===========      ===========
Number of annuities issued (000):
    Fixed                                                    4.4             10.2              9.8             18.0
    Variable                                                35.9             32.4             73.6             61.5
                                                     -----------      -----------      -----------      -----------
       Total                                                40.3             42.6             83.4             79.5
                                                     ===========      ===========      ===========      ===========
Net written premiums & deposits:
    Fixed                                            $     187.2      $     241.7      $     419.9      $     385.8
    Variable                                               587.1            386.0          1,174.2            815.7
                                                     -----------      -----------      -----------      -----------
       Total                                         $     774.3      $     627.7      $   1,594.1      $   1,201.5
                                                     ===========      ===========      ===========      ===========
Policyholder account balances & benefit
  reserves (1):
    Fixed                                            $   7,361.8      $   7,340.5      $   7,361.8      $   7,340.5
    Variable                                            10,788.7          7,376.0         10,788.7          7,376.0
                                                     -----------      -----------      -----------      -----------
        Total                                        $  18,150.5      $  14,716.5      $  18,150.5      $  14,716.5
                                                     ===========      ===========      ===========      ===========
Payout annuities:
Net written premiums & deposits                      $     106.8      $      68.2      $     187.8      $     122.9
Policyholder account balances & benefit
  reserves                                           $   4,602.2      $   4,426.0      $   4,602.2      $   4,426.0

GIC and other annuities:
Net written premiums & deposits (2)                  $     921.6      $     563.8      $   1,700.5      $   1,156.2
Policyholder account balances & benefit
  reserves (1)
    Guaranteed investment contracts                  $   3,018.1      $   1,976.1      $   3,018.1      $   1,976.1
    Other group annuities                                5,052.9          5,122.0          5,052.9          5,122.0
                                                     -----------      -----------      -----------      -----------
        Total                                        $   8,071.0      $   7,098.1      $   8,071.0      $   7,098.1
                                                     ===========      ===========      ===========      ===========

(1) Includes general account, separate accounts and managed funds.

(2) Excludes deposits of $197.0 and $210.0 in the 1998 second quarter and six months, respectively, and $136.0 and $169.0 in the 1997 second quarter and six months, respectively, related to Travelers plans previously managed externally.

                        LIFE INSURANCE SERVICES -- Page 3
                            (In millions of dollars)

                                                      As of, or for the quarter        As of, or for the six months
                                                             ended June 30,                   ended June 30,
                                                     ----------------------------      ----------------------------
                                                         1998             1997             1998             1997
                                                     -----------      -----------      -----------      -----------
TRAVELERS LIFE AND ANNUITY (cont'd)

Individual life insurance:
Life insurance in force (in billions, face amt.):
    Term                                             $      30.9      $      29.6      $      30.9      $      29.6
    Permanent (universal &  whole life)                     22.3             21.1             22.3             21.1
                                                     -----------      -----------      -----------      -----------
       Total                                         $      53.2      $      50.7      $      53.2      $      50.7
                                                     ===========      ===========      ===========      ===========
Number of life policies in force (000)                     522.9            535.3            522.9            535.3

Life insurance issued (in billions, face amt.)       $       2.1      $       1.5      $       4.1      $       3.0
Number of life policies issued (000)                         7.9              5.7             15.0             11.1

Net written premiums and deposits:
    Direct periodic premiums and deposits            $      78.2      $      68.5           $154.4    # $     139.7
    Single premium deposits                                 20.5             13.7             44.3             25.6
    Reinsurance                                            (16.0)           (14.2)           (30.8)           (27.5)
                                                     -----------      -----------      -----------      -----------
        Total                                        $      82.7      $      68.0      $     167.9      $     137.8
                                                     ===========      ===========      ===========      ===========
Policyholder account balances & benefit
  reserves                                           $   2,360.0      $   2,222.1      $   2,360.0      $   2,222.1

Individual long term care insurance:
Number of policies in force (000)                          113.6             90.6            113.6             90.6
Net earned premiums                                  $      48.7      $      39.1      $      94.3      $      74.0
Net written premiums                                 $      53.7      $      43.3      $      98.2      $      85.8

All businesses:
Net investment income                                $     496.4      $     459.9      $     976.7      $     899.8
Interest credited to contractholders                 $     210.3      $     204.6      $     425.3      $     402.2

                        LIFE INSURANCE SERVICES -- Page 4
                            (In millions of dollars)

                                                      As of, or for the quarter        As of, or for the six months
                                                             ended June 30,                   ended June 30,
                                                     ----------------------------      ----------------------------
                                                         1998             1997             1998             1997
                                                     -----------      -----------      -----------      -----------
PRIMERICA FINANCIAL SERVICES

REVENUES                                             $     421.0      $     375.4      $     822.4      $     750.6

OPERATING EARNINGS
Life insurance                                       $      80.6      $      68.8      $     155.6      $     132.8
Other financial products                                    23.0             13.3             42.6             27.4
                                                     -----------      -----------      -----------      -----------
    Total operating earnings                         $     103.6      $      82.1      $     198.2      $     160.2
                                                     ===========      ===========      ===========      ===========
Face value (in billions) of:
  Life insurance issued                              $      15.8      $      14.1      $      28.8      $      26.1
  Life insurance in force                            $     377.5      $     365.4      $     377.5      $     365.4

Number of life policies issued (000)                        61.2             62.8            112.3            117.1
Number of life policies in force (000)                   2,151.1          2,149.8          2,151.1          2,149.8

Annualized issued premiums                           $      48.7      $      47.9      $      89.5      $      89.0
Direct premiums                                      $     312.3      $     303.2      $     618.5      $     603.5
Earned premiums:
  PFS Individual term life                           $     248.8      $     243.5      $     493.5      $     484.7
  Other                                                     17.1             15.8             32.6             33.6
                                                     -----------      -----------      -----------      -----------
    Total                                            $     265.9      $     259.3      $     526.1      $     518.3
                                                     ===========      ===========      ===========      ===========
Mutual fund sales at NAV:
    Salomon Smith Barney Asset Management funds      $     400.7      $     332.5      $     736.3      $     649.8
    Other funds                                            308.6            200.9            537.4            404.7
                                                     -----------      -----------      -----------      -----------
        Total U.S. mutual fund sales                       709.3            533.4          1,273.7          1,054.5
    Mutual fund sales - Canada                             123.9            136.0            328.2            336.9
                                                     -----------      -----------      -----------      -----------
        Total mutual fund sales                      $     833.2      $     669.4      $   1,601.9      $   1,391.4
                                                     ===========      ===========      ===========      ===========

Cash advanced on $.M.A.R.T. and $.A.F.E. loans (1)   $     421.2      $     338.2      $     753.7      $     627.6

Variable annuity net written premiums and deposits   $     175.2      $      79.8      $     301.5      $     134.0

TRAVELERS SECURE net written premiums (2)            $      55.8      $      15.2      $      93.8      $      24.9

(1) The $.M.A.R.T. and $.A.F.E. loan products are marketed by PFS; the receivables are reflected in the assets of Consumer Finance Services.

(2) The TRAVELERS SECURE property casualty insurance products are marketed by PFS; the premiums are reflected in the operating earnings of Travelers Property Casualty Corp.

                PROPERTY & CASUALTY INSURANCE SERVICES -- Page 1
                            (In millions of dollars)

                                                            For the quarter                 For the six months
                                                             ended June 30,                   ended June 30,
                                                     ----------------------------      ----------------------------
                                                         1998             1997             1998             1997
                                                     -----------      -----------      -----------      -----------
TOTAL P&C INSURANCE

REVENUES
    Commercial Lines                                 $   1,619.9      $   1,612.3      $   3,316.6      $   3,236.4
    Personal Lines                                         910.2            814.9          1,803.2          1,619.9
    Other                                                    2.1              3.7              6.6              5.9
                                                     -----------      -----------      -----------      -----------
        Total                                        $   2,532.2      $   2,430.9      $   5,126.4      $   4,862.2
                                                     ===========      ===========      ===========      ===========
OPERATING EARNINGS
    Commercial Lines                                 $     227.9      $     209.3      $     452.5      $     402.8
    Personal Lines                                         107.7            101.3            215.7            208.8
                                                     -----------      -----------      -----------      -----------
                                                           335.6            310.6            668.2            611.6
    Financing costs and other                              (29.3)           (30.2)           (58.0)           (63.3)
    Minority interest                                      (51.2)           (50.1)          (102.0)           (98.4)
                                                     -----------      -----------      -----------      -----------
        Total                                        $     255.1      $     230.3      $     508.2      $     449.9
                                                     ===========      ===========      ===========      ===========
GAAP Consolidated Statement of Operations
Revenues:
    Premiums                                         $   1,902.8      $   1,811.8      $   3,801.0      $   3,611.7
    Net investment income                                  519.1            505.3          1,027.0          1,005.0
    Fee income                                              76.9             91.4            158.9            188.4
    Realized investment gains (losses)                       9.6             (6.8)            76.0              1.3
    Other revenues                                          21.7             25.5             56.9             49.9
                                                     -----------      -----------      -----------      -----------
        Total revenues                                   2,530.1          2,427.2          5,119.8          4,856.3
                                                     -----------      -----------      -----------      -----------
Claims and expenses:
    Claims and claim adjustment expenses*                1,430.8          1,365.5          2,858.7          2,731.5
    Policyholder dividends                                  13.2              9.6             26.2             16.7
    Amortization of deferred acquisition costs             303.7            279.2            589.6            562.3
    General and administrative expenses                    311.3            333.9            643.9            665.9
                                                     -----------      -----------      -----------      -----------
        Total expenses                                   2,059.0          1,988.2          4,118.4          3,976.4
                                                     -----------      -----------      -----------      -----------
Income before federal income taxes                         471.1            439.0          1,001.4            879.9
Federal income taxes                                       129.3            132.8            283.8            267.5
                                                     -----------      -----------      -----------      -----------
Net income from property casualty operations               341.8            306.2            717.6            612.4
Financing costs and other                                  (29.3)           (30.2)           (58.0)           (63.3)
                                                     -----------      -----------      -----------      -----------
        Total net income**                           $     312.5      $     276.0      $     659.6      $     549.1
                                                     ===========      ===========      ===========      ===========

*  Includes pre-tax:
    Catastrophe losses, net of reinsurance           $      36.2      $       7.3      $      49.4      $      14.8
    Asbestos and environmental losses                $      30.0      $      29.0      $      61.0      $      59.0
** Includes, net of taxes:
    Net investment income                            $     375.5      $     354.2      $     740.3      $     701.5
    Realized investment gains (losses)               $       6.2      $      (4.4)     $      49.4      $       0.8

Statutory combined ratio: (1), (2)
Loss and loss adjustment expense ratio                      73.2%            72.7%            73.1%            73.2%
Other underwriting expense ratio                            29.5%            30.3%            28.9%            29.1%
                                                     -----------      -----------      -----------      -----------
    Combined ratio                                         102.7%           103.0%           102.0%           102.3%
                                                     ===========      ===========      ===========      ===========

(1) The 1997 six month net written premiums include an increase of $142.4 million due to a change to conform Aetna P&C's and Travelers P&C's methods of recording net written premiums, and an increase of $68.7 million due to an adjustment associated with a reinsurance transaction, in the 1997 first quarter. Excluding these transactions, the statutory Loss and loss adjustment expense ratio, Other underwriting expense ratio and Combined ratio for the 1997 six months were 73.2%, 29.5% and 102.7%, respectively.

(2) Before policyholder dividends.

                PROPERTY & CASUALTY INSURANCE SERVICES -- Page 2
                            (In millions of dollars)

                                                            For the quarter                 For the six months
                                                             ended June 30,                   ended June 30,
                                                     ----------------------------      ----------------------------
                                                         1998             1997             1998             1997
                                                     -----------      -----------      -----------      -----------
COMMERCIAL LINES

Net written premiums by market: (1)
National accounts                                    $     121.6      $     149.7      $     308.2      $     371.3
Commercial accounts                                        440.8            453.0            903.4          1,013.5
Select accounts                                            393.7            369.6            772.3            733.3
Specialty accounts                                         164.7            168.4            348.7            361.0
                                                     -----------      -----------      -----------      -----------
    Total net written premiums                       $   1,120.8      $   1,140.7      $   2,332.6      $   2,479.1
                                                     ===========      ===========      ===========      ===========
Statutory combined ratio: (1), (2)
Loss and loss adjustment expense ratio                      79.0%            77.8%            78.6%            79.8%
Other underwriting expense ratio                            30.8%            31.9%            29.6%            29.5%
                                                     -----------      -----------      -----------      -----------
    Combined ratio                                         109.8%           109.7%           108.2%           109.3%
                                                     ===========      ===========      ===========      ===========
Catastrophe losses, net of reinsurance (after-tax)   $      10.4      $       0.2      $      10.4      $       5.1

PERSONAL LINES

Net written premiums by product line: (3)
Auto                                                 $     578.3      $     477.9      $   1,134.0      $     955.9
Homeowners and other                                       295.6            267.0            545.9            563.9
                                                     -----------      -----------      -----------      -----------
    Total net written premiums                       $     873.9      $     744.9      $   1,679.9      $   1,519.8
                                                     ===========      ===========      ===========      ===========
Net written premiums by distribution channel: (3)
Independent agents                                   $     718.0      $     654.0      $   1,400.5      $   1,361.4
Affinity group marketing                                    61.0             43.9            114.4             80.6
Joint marketing arrangements                                39.1             31.8             71.2             52.9
SECURE                                                      55.8             15.2             93.8             24.9
                                                     -----------      -----------      -----------      -----------
    Total net written premiums                       $     873.9      $     744.9      $   1,679.9      $   1,519.8
                                                     ===========      ===========      ===========      ===========
Statutory combined ratio: (3)
Loss and loss adjustment expense ratio                      65.2%            64.9%            65.2%            63.1%
Other underwriting expense ratio                            27.7%            27.9%            27.9%            28.4%
                                                     -----------      -----------      -----------      -----------
    Combined ratio                                          92.9%            92.8%            93.1%            91.5%
                                                     ===========      ===========      ===========      ===========

Catastrophe losses, net of reinsurance (after-tax)   $      13.1      $       4.5      $      21.7      $       4.5

(1) The 1997 six month net written premiums include an increase of $142.4 million due to a change to conform Aetna P&C's and Travelers P&C's methods of recording net written premiums in the 1997 first quarter. Excluding this transaction, the Loss and loss adjustment expense ratio, Other underwriting expense ratio and Combined ratio for the 1997 six months were 79.8%, 30.3% and 110.1%, respectively.

(2) Before policyholder dividends.

(3) The 1997 six month net written premiums include an adjustment associated with a reinsurance transaction, which increased homeowners premiums written by independent agents by $68.7 million in the 1997 first quarter. Excluding this transaction, the Loss and loss adjustment expense ratio, Other underwriting expense ratio and Combined ratio for the 1997 six months were 63.1%, 28.2% and 91.3%, respectively.

                              SELECTED OTHER DATA
                            (In millions of dollars)

                                                                           At June 30,   At December 31,
                                                                               1998            1997
                                                                           -----------     -----------
INVESTMENT PORTFOLIO (at carrying value) (1)
Fixed-income investments:
      Available for sale, at market:
          Mortgage-backed securities - principally
              obligations of U.S. Government agencies                      $     8,693     $     8,998
          U.S. Treasury securities and obligations of U.S.
              Government corporations and agencies                               4,281           3,962
          Corporates (including redeemable preferreds)                          27,176          27,025
          Obligations of states and political subdivisions                      10,107           8,110
          Debt securities issued by foreign governments                          1,166           1,326
       Held to maturity, at amortized cost                                          36              41
                                                                           -----------     -----------
        Total fixed income                                                      51,459          49,462
Equity securities, at market                                                     1,503           1,624
Mortgage loans and real estate held for sale                                     3,436           3,799
Policy loans                                                                     1,865           1,872
Short-term and other                                                             6,179           5,077
                                                                           -----------     -----------
         Total invested assets                                             $    64,442     $    61,834
                                                                           ===========     ===========
After tax unrealized gains (losses) on invested assets                     $     1,274     $     1,157
                                                                           ===========     ===========

(1) Represents Travelers Group's consolidated investments, which primarily support the company's insurance operations but also include corporate investments and investments managed on behalf of Consumer Finance Services.

                                    SIGNATURE


            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                              TRAVELERS GROUP INC.



Dated: July 22, 1998                        By /s/ William T. Bozarth
                                               ----------------------------
                                               William T. Bozarth
                                               Vice President


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